Exhibit 5
                          Cranmore, FitzGerald & Meaney
                             49 Wethersfield Avenue
                           Hartford, Connecticut 06114

July 25, 2007

Board of Directors
First Litchfield Financial Corporation
13 North Street
Litchfield, Connecticut 06759

         Re:      Registration  Statement  on Form S-8  Relating  to  Shares  of
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                  Common  Stock  of  First  Litchfield   Financial   Corporation
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                  Issuable under its 2007 Restricted Stock Plan
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Ladies and Gentlemen:

         As  counsel  for First  Litchfield  Financial  Corporation,  a Delaware
corporation (the "Corporation"), we are furnishing you with this opinion in connection with the issuance of a maximum of Twenty-Five Thousand (25,000) shares of Common Stock of the Corporation (the "Shares") pursuant to the above-referenced Plan (the "Plan"), to which the above-referenced Registration Statement relates.

         As counsel to the Corporation, we have examined the Registration Statement and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below. In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives, and such other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued as contemplated by the Plan and the Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                      Very truly yours,

                                      /s/ Cranmore, FitzGerald & Meaney